UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item  2.02.  Results of Operations and Financial Condition.

On April 25, 2014, Howard Bancorp, Inc. issued a press release relating to its results of operations for the quarter ended March 31, 2014.   A copy of the release is furnished herewith as Exhibit 99.1.

The press release presents earnings per share for the quarter ended March 31, 2014 excluding the $720,000 pretax impact of the investment that the Company made in its mortgage banking business during the quarter.  This is considered a “non-GAAP financial measure.”  The table below presents a reconciliation of the GAAP measure and the non-GAAP measure presented in the press release.

GAAP net income per share		$0.06
GAAP net income available to common shareholders		235,000.00
Mortgage banking pretax investment/loss	$720,000.00
Incremental income tax at 38% incremental rate	(274,000.00)
After tax impact of mortgage banking investment	446,000.00	446,000.00
Adjusted net income available to common shareholders		681,000.00
Adjusted net income per share (4,090,844 average shares of common stock outstanding)		0.17
Imputed net income per share impact of mortgage banking investment during quarter		0.11

Management believes that the presentation of earnings per share for the quarter not including the investment in the mortgage banking business provides useful information to investors regarding the Company’s financial condition and results of operations because it provides a measurement of earnings from core banking operations that we believe is helpful for investors in comparing results for the most recent quarter to prior operating results, as prior periods did not include material mortgage banking revenues or expenditures.

The information in this Item 2.02 and the related information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in any such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release dated April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

		By:	/s/ George C. Coffman
		Name:	George C. Coffman
Date:	April 29, 2014	Title:	Executive Vice President and Chief
Financial Officer